Exhibit 99.1
ITW Reports Record Second Quarter 2016 Financial Results

•	GAAP EPS of $1.46 +12%, $0.07 above guidance mid-point

•	Record quarterly performance for operating margin (23.1%), operating income ($792 million), and after-tax ROIC (22.9%)

•	Organic revenue +1%, +2% excluding Product Line Simplification

•	Raising full-year 2016 GAAP EPS guidance by $0.10

GLENVIEW, Ill., July 20, 2016 (GLOBE NEWSWIRE) -- Illinois Tool Works Inc. (NYSE: ITW) today reported second quarter 2016 diluted earnings per share (EPS) of $1.46, a 12% increase compared to the year-ago period. Operating margin increased 180 basis points to 23.1%, operating income of $792 million was up 8%, and after-tax return on invested capital increased by 260 basis points to 22.9%. Second quarter results for all three of these key metrics were all-time highs for the company. Organic revenue increased 2% excluding Product Line Simplification (PLS) as six of the company’s seven segments delivered positive year on year growth, while the overall demand environment in the Welding segment remained challenging with revenue down 11% in the quarter. The company’s ongoing PLS activities reduced overall organic revenue growth by approximately 1 percentage-point resulting in net organic growth for the company of 1% in the quarter.

"I am very pleased with ITW’s performance in the quarter. The fact that we achieved best ever operating income, operating margin, and return on invested capital performance reinforces both our conviction in the strength of the differentiated performance potential that resides within the ITW Business Model and the excellent progress that our ITW colleagues around the world continue to make in positioning the company to leverage it to its full potential.” said E. Scott Santi, Chairman and Chief Executive Officer. "I am also pleased with the progress that our segments are making in executing our framework for accelerated organic revenue growth, as evidenced by the fact that six of our seven segments delivered positive year on year organic growth in the quarter. As a result, we were able to overcome the continued challenging demand environment in our Welding segment and deliver 12% earnings per share growth.”

Second Quarter Highlights

•	GAAP EPS of $1.46 increased 12%, $0.07 above guidance mid-point.

•	Operating margin increased 180 basis points to an all-time quarterly record of 23.1%. Enterprise Initiatives contributed 120 basis points.

•	Operating income was up 8% to an all-time quarterly record of $792 million.

•	Total revenue was $3.4 billion, down 0.1%. Currency translation reduced revenue by 1.3%.

•	Organic revenue grew 1.2%, as North America grew 0.4% and International grew 2.2%.

•	After-tax return on invested capital improved 260 basis points to an all-time record of 22.9%.

•	Free cash flow was up 23% compared to the year-ago period and conversion of 90% of net income was in line with normal seasonality.

•	The company repurchased shares for $500 million and paid $198 million in dividends.

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Six of seven segments achieved positive organic revenue growth as Food Equipment grew 5%, Automotive OEM grew 4%, Test & Measurement/Electronics and Construction Products both grew 3%, Polymers & Fluids grew 2% and Specialty Products grew 0.3%. Welding declined by 11%.

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Five of seven segments improved operating margin with Construction Products up 440 basis points to 24.3%, Food Equipment up 300 basis points to 25.0%, Test & Measurement/Electronics and Specialty Products up 250 basis points to 18.6% and 26.0% respectively, and Automotive OEM up 130 basis points to 25.8%. Polymers & Fluids was unchanged at 20.9% and Welding declined 120 basis points to 24.9%, both due to higher restructuring.

2016 Guidance
ITW is raising its 2016 full-year GAAP EPS guidance range by $0.10 to $5.50 to $5.70, a year-over-year increase of 9% at the mid-point. The company is also narrowing its full-year organic growth forecast to 1 to 2% (prior forecast of 1 to 3%) as a result of the lingering difficult market conditions being experienced by the Welding segment. Consistent with prior guidance, the forecast includes approximately 1%-point of PLS impact. Operating margin is expected to exceed 22.5% for the full year. Guidance is based on current foreign exchange rates and includes the expected impact of the Engineered Fasteners & Components (EF&C) acquisition.

On July 1, 2016, the Company completed the acquisition of EF&C for approximately $450 million. In the second half of 2016, EF&C is expected to add revenues of approximately $220 to $240 million. After acquisition accounting, EF&C is expected to have no EPS impact in the second half of 2016.

For the third quarter 2016, the company expects GAAP EPS to be in a range of $1.42 to $1.52, and operating margin to be approximately 23%. Organic revenue is forecast to be up 1 to 3%.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, the impact of product line simplification activities and enterprise initiatives, operating margin, after-tax return on invested capital and the expected impact of acquisitions on financial results. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2015 and Form 10-Q for the first quarter of 2016.

About ITW
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $13.4 billion in 2015. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has nearly 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique decentralized and entrepreneurial culture. To learn more about the company and the ITW Business Model, visit www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2016	2015	2016	2015
Operating Revenue	$3,431	$3,434	$6,705	$6,776
Cost of revenue	1,967	2,024	3,863	3,994
Selling, administrative, and research and development expenses	617	622	1,214	1,238
Amortization and impairment of intangible assets	55	58	114	117
Operating Income	792	730	1,514	1,427
Interest expense	(58)	(55)	(116)	(109)
Other income (expense)	17	21	21	42
Income Before Taxes	751	696	1,419	1,360
Income Taxes	226	216	426	422
Net Income	$525	$480	$993	$938

Net Income Per Share:
Basic	$1.47	$1.31	$2.76	$2.53
Diluted	$1.46	$1.30	$2.75	$2.51

Cash Dividends Per Share:
Paid	$0.55	$0.485	$1.10	$0.97
Declared	$0.55	$0.485	$1.10	$0.97

Shares of Common Stock Outstanding During the Period:
Average	356.6	366.2	359.3	371.4
Average assuming dilution	358.5	368.4	361.2	373.8

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$2,355	$3,090
Trade receivables	2,413	2,203
Inventories	1,145	1,086
Prepaid expenses and other current assets	254	341
Total current assets	6,167	6,720

Net plant and equipment	1,580	1,577
Goodwill	4,466	4,439
Intangible assets	1,441	1,560
Deferred income taxes	466	346
Other assets	1,102	1,087
	$15,222	$15,729

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$864	$526
Accounts payable	519	449
Accrued expenses	1,116	1,136
Cash dividends payable	195	200
Income taxes payable	130	57
Total current liabilities	2,824	2,368

Noncurrent Liabilities:
Long-term debt	6,300	6,896
Deferred income taxes	149	256
Other liabilities	999	981
Total noncurrent liabilities	7,448	8,133

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,158	1,135
Income reinvested in the business	18,916	18,316
Common stock held in treasury	(13,664)	(12,729)
Accumulated other comprehensive income (loss)	(1,470)	(1,504)
Noncontrolling interest	4	4
Total stockholders’ equity	4,950	5,228
	$15,222	$15,729

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30,		June 30,		December 31,
Dollars in millions	2016	2015	2016	2015	2015
Operating income	$792	$730	$1,514	$1,427	$2,867
Tax rate	30.0%	31.0%	30.0%	31.0%	30.1%
Income taxes	(238)	(226)	(454)	(443)	(864)
Operating income after taxes	$554	$504	$1,060	$984	$2,003

Invested capital:
Trade receivables	$2,413	$2,412	$2,413	$2,412	$2,203
Inventories	1,145	1,191	1,145	1,191	1,086
Net plant and equipment	1,580	1,636	1,580	1,636	1,577
Goodwill and intangible assets	5,907	6,222	5,907	6,222	5,999
Accounts payable and accrued expenses	(1,635)	(1,680)	(1,635)	(1,680)	(1,585)
Other, net	349	437	349	437	280
Total invested capital	$9,759	$10,218	$9,759	$10,218	$9,560

Average invested capital	$9,768	$10,021	$9,698	$10,099	$9,943
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	(112)	(120)	(112)	(127)	(123)
Adjusted average invested capital	$9,656	$9,901	$9,586	$9,972	$9,820

Adjusted return on average invested capital	22.9%	20.3%	22.1%	19.7%	20.4%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2016	2015	2016	2015
Net cash provided by operating activities	$535	$448	$1,014	$890
Less: Additions to plant and equipment	(64)	(64)	(121)	(147)
Free cash flow	$471	$384	$893	$743

Net income	$525	$480	$993	$938
Free cash flow to net income conversion rate	90%	80%	90%	79%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2016
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$670	$173	25.8%
Food Equipment	535	134	25.0%
Test & Measurement and Electronics	507	94	18.6%
Welding	375	94	24.9%
Polymers & Fluids	443	93	20.9%
Construction Products	424	103	24.3%
Specialty Products	484	126	26.0%
Intersegment	(7)	—	—%
Total Segments	3,431	817	23.8%
Unallocated	—	(25)	—%
Total Company	$3,431	$792	23.1%

Six Months Ended June 30, 2016
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,326	$346	26.1%
Food Equipment	1,034	256	24.8%
Test & Measurement and Electronics	971	166	17.1%
Welding	764	187	24.4%
Polymers & Fluids	861	177	20.6%
Construction Products	808	184	22.8%
Specialty Products	952	248	26.0%
Intersegment	(11)	—	—%
Total Segments	6,705	1,564	23.3%
Unallocated	—	(50)	—%
Total Company	$6,705	$1,514	22.6%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2016 vs. Q2 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	4.2%	4.7%	2.8%	(11.3)%	1.9%	3.1%	0.3%	1.2%
Divestitures	—%	—%	—%	—%	—%	(0.2)%	—%	—%
Translation	(0.7)%	(1.2)%	(0.8)%	(0.9)%	(2.7)%	(1.7)%	(0.7)%	(1.3)%
Operating Revenue	3.5%	3.5%	2.0%	(12.2)%	(0.8)%	1.2%	(0.4)%	(0.1)%

Q2 2016 vs. Q2 2015 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	60 bps	110 bps	90 bps	(220) bps	50 bps	70 bps	10 bps	10 bps
Changes in Variable Margin & OH Costs	40 bps	80 bps	160 bps	240 bps	20 bps	300 bps	230 bps	160 bps
Total Organic	100 bps	190 bps	250 bps	20 bps	70 bps	370 bps	240 bps	170 bps
Restructuring/Other	30 bps	110 bps	—	(140) bps	(70) bps	70 bps	10 bps	10 bps
Total Operating Margin Change	130 bps	300 bps	250 bps	(120) bps	—	440 bps	250 bps	180 bps

Total Operating Margin % *	25.8%	25.0%	18.6%	24.9%	20.9%	24.3%	26.0%	23.1%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	10 bps	80 bps	370 bps	60 bps	420 bps	60 bps	160 bps	160 bps

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

FY 2015 vs FY 2014 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	5.8%	3.4%	(5.2)%	(7.6)%	(2.0)%	3.7%	(2.3)%	(0.4)%
Divestitures	(0.2)%	—%	—%	(0.1)%	(1.0)%	(0.5)%	—%	(0.2)%
Translation	(8.0)%	(7.1)%	(5.5)%	(3.1)%	(8.2)%	(10.2)%	(6.0)%	(6.8)%
Operating Revenue	(2.4)%	(3.7)%	(10.7)%	(10.8)%	(11.2)%	(7.0)%	(8.3)%	(7.4)%

1H 2016 vs 1H 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	3.4%	4.0%	0.5%	(9.9)%	1.2%	4.0%	1.7%	0.9%
Divestitures	—%	—%	—%	—%	(0.5)%	(0.2)%	—%	(0.1)%
Translation	(1.5)%	(1.8)%	(1.4)%	(1.2)%	(3.7)%	(2.8)%	(1.2)%	(1.8)%
Operating Revenue	1.9%	2.2%	(0.9)%	(11.1)%	(3.0)%	1.0%	0.5%	(1.0)%